Exhibit 99.1

Peter Toscano
950 Celebration Blvd, STE A
Celebration, Fl. 34747

December 11, 2008

US Precious Metals, Inc.

Attn.:	Mr. Jack Kugler, CEO
Mr. Jesus Oliveras, CFO
Board Members
Duane Morris

Dear Officers and Board Members:

I, Peter Toscano, hereby tender my resignation as Secretary, Treasurer and Director of US Precious Metals, Inc, effective of this date.

It has been a pleasure to serve with you as a Board member, unfortunately, my present role in IPWG demands all of my time and effort.

For the sake of all the shareholders, including myself, I do wish you the best in reaching all the goals we have set for USPR.

Very truly yours,

Peter N. Toscano